As filed with the Securities and Exchange Commission on June 28, 1996
                                                      Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    --------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                    --------
                         ARIZONA INSTRUMENT CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                                             86-0410138
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)


                  4114 East Wood Street, Phoenix, Arizona 85040
               (Address of Principal Executive Offices) (Zip Code)

                                    --------

                             1991 STOCK OPTION PLAN
                            (Full title of the plan)

                                    --------

              Scott M. Carter                                  Copy to:
Vice President and Chief Financial Officer                  Paul M. Gales
      ARIZONA INSTRUMENT CORPORATION                       QUARLES & BRADY
           4114 East Wood Street                      One East Camelback Road
          Phoenix, Arizona 85040                             Suite 400
                                                    Phoenix, Arizona  85012-1659

                     (Name and address of agent for service)
                                   ----------

                                 (602) 470-1414
          (Telephone number, including area code, of agent for service)
                                    --------

                                              CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                             Proposed          Proposed maximum
                                                   Amount to be          maximum offering     aggregate offering       Amount of
  Title of securities to be registered              registered            price per share            price         registration fee
- ------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per Share          698,356 shares(1)             (2)(3)            $964,144.25(2)          $332.46

====================================================================================================================================

- --------------------------------------------------------------------------------
(1) The Plan provides for the possible adjustment of the number, price and kind of shares covered by options granted or to be granted in the event of certain
capital  or  other  changes  affecting  the  Registrant's   Common  Stock.  This
Registration Statement therefore covers, in addition to the above-stated 698,356 shares, an indeterminate number of shares that may become subject to the Plan by means of any such adjustment.

(2) Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, based upon (i) the aggregate exercise price of $535,362 for the 566,423 shares underlying outstanding options, and (ii) as to the remaining 131,933 shares available, $3.25 per share, which is the last sale price of the Registrant's Common Stock as reported in the Nasdaq Small Cap Market on June 25, 1996.

(3) The actual offering price will be determined in accordance with the terms of the Plan. However, with respect to an incentive stock option, in no event shall such price be less than 100% of the fair market value of the Registrant's Common Stock on the date on which the option is granted.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Arizona Instrument Corporation (the "Registrant") (Commission File No. 0-12575) with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 of the Securities Exchange Act of 1934 (the "1934 Act") are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-KSB, and Amendment No. 1 thereto on Form 10-KSB/A, for the fiscal year ended December 31, 1995;

         (b) The Registrant's Quarterly Report on Form 10-QSB for the fiscal period ended March 31, 1996;

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, dated June 26, 1996, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.  Description of Securities.

         Not applicable.  See Item 3(c) above.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145(a) of the General Corporation Law of the State of Delaware (the "General Corporation Law") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

         Section 145(b) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted under similar standards as set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

         Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of such person against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under such Section 145.

         Section 102(b)(7) of the General Corporation Law provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of members of its board of directors or governing body for monetary damages for breach of a director's fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching his or her duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase or redemption which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty. The Company's Certificate of Incorporation contains such a provision.

         The Company's Certificate of Incorporation provides that the Company shall indemnify officers and directors to the full extent permitted by and in the manner permissible under the law. The Company's Bylaws provide that the Company may, to the extent authorized by the Board of Directors, indemnify employees and agents of the Company made a party to a legal proceeding by reason of that person being the Company's employee or agent.

         The Company has directors and officers' liability insurance coverage with a policy limit of $1,000,000. The policy includes coverage for liability for certain violations of federal and state securities laws.

         The Company has entered into indemnity agreements with its directors and officers for indemnification of and advance of expenses to such persons to the full extent permitted by law. The Company intends to execute such indemnity agreements with its future officers and directors.


Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See Exhibit Index following Signatures page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

                 Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Reference is made to the indemnification provisions referred to in Item 6 of this Registration Statement.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on June 26, 1996.

                                                  ARIZONA INSTRUMENT CORPORATION
                                                  (Registrant)


                                                  By:  /s/ John P. Hudnall
                                                  ------------------------------
                                                  John P. Hudnall, President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Walfred R. Raisanan and John P. Hudnall, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         Person                                               Title                                Date
         ------                                               -----                                ----

 /s/ Walfred R. Raisanan                             Chairman of the Board of Directors            June 26, 1996
- -------------------------------------------                                                      ---------------
Walfred R. Raisanan
                                                     President and Director
 /s/ John P. Hudnall                                 (Principal Executive Officer)                 June 26, 1996
- --------------------------------------------                                                     ---------------
John P. Hudnall
                                                     Chief Financial Officer (Principal
 /s/ Scott M. Carter                                 Financial and Accounting Officer)             June 26, 1996
- --------------------------------------------                                                     ---------------
Scott M. Carter

 /s/ S. Thomas Emerson                               Director                                      June 26, 1996
- --------------------------------------------                                                     ---------------
S. Thomas Emerson

 /s/ Quinn Johnson                                   Director                                      June 26, 1996
- --------------------------------------------                                                     ---------------
Quinn Johnson

 /s/ Richard Long                                    Director                                      June 26, 1996
- --------------------------------------------                                                     ---------------
Richard Long

 /s/ Patricia Onderdonk                              Director                                      June 26, 1996
- --------------------------------------------                                                     ---------------
Patricia Onderdonk

 /s/ Stanley H. Weiss                                Director                                      June 26, 1996
- --------------------------------------------                                                     ---------------
Stanley H. Weiss

                         ARIZONA INSTRUMENT CORPORATION
                               (the "Registrant")
                          (Commission File No. 0-12575)

                                  EXHIBIT INDEX
                                       TO
                         FORM S-8 REGISTRATION STATEMENT

Exhibit                                                                                               Incorporated by
Number           Description                                         Filed Herewith                     Reference to

4.1              Certificate of Incorporation                                                         Exhibit 1 to the
                 of the Registrant, as amended                                                          Registrant's
                                                                                                        Registration
                                                                                                      Statement on Form
                                                                                                         8-A, filed
                                                                                                        June 26, 1996


4.2              Bylaws of the Registrant                                                             Exhibit 2 to the
                                                                                                        Registrant's
                                                                                                        Registration
                                                                                                      Statement on Form
                                                                                                         8-A, filed
                                                                                                        June 26, 1996


5                Opinion of Counsel                                         X


23.1             Consent of Independent Auditors                            X


23.3             Consent of Counsel                            Contained in Opinion filed
                                                                      as Exhibit 5


24               Powers of Attorney                              Signatures Page to this
                                                                 Registration Statement


99.1             Arizona Instrument Corporation                             X
                 1991 Stock Option Plan

                                      EX-1